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E-Filed

Colorado Secretary of State
Date and Time: 05/18/2017 12:42 PM
ID Number: 19961022067

Document number: 20171374708
Amount Paid: $25.00

ABOVE SPACE FOR OFFICE USE ONLY

Amended and Restated Articles of Incorporation

filed pursuant to §7-90-301, et seq. and §7-110-107 and §7-90-304.5 of the Colorado Revised Statutes (C.R.S.)

1. For the entity, its ID number and entity name are

   ID number 19961022067
   (Colorado Secretary of State ID number)

   Entity name NAERODYNAMICS, INC. .

2. The new entity name (if applicable) is ______________________.

3. The amended and restated constituent filed document is attached.

4. If the amendment provides for an exchange, reclassification or cancellation of issued shares, the attachment states the provisions for implementing the amendment.

5. *(**Caution**: Leave blank if the document does not have a delayed effective date. Stating a delayed effective date has significant legal consequences. Read instructions before entering a date.)*

   (If the following statement applies, adopt the statement by entering a date and, if applicable, time using the required format.)

   The delayed effective date and, if applicable, time of this document is/are ______________________.
   (mm/dd/yyyy hour:minute am/pm)

Notice:

Causing this document to be delivered to the Secretary of State for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that such document is such individual's act and deed, or that such individual in good faith believes such document is the act and deed of the person on whose behalf such individual is causing such document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S. and, if applicable, the constituent documents and the organic statutes, and that such individual in good faith believes the facts stated in such document are true and such document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the Secretary of State, whether or not such individual is identified in this document as one who has caused it to be delivered.

6. The true name and mailing address of the individual causing the document to be delivered for filing are

Steck	Nate		
(Last)	*(First)*	*(Middle)*	*(Suffix)*

1942 Broadway Street,
(Street name and number or Post Office Box information)
STE 314C

Boulder	CO	80302
(City)	*(State)*	*(Postal/Zip Code)*

	United States
(Province – if applicable)	*(Country – if not US)*

(If the following statement applies, adopt the statement by marking the box and include an attachment.)

☐ This document contains the true name and mailing address of one or more additional individuals causing the document to be delivered for filing.

Disclaimer:

This form/cover sheet, and any related instructions, are not intended to provide legal, business or tax advice, and are furnished without representation or warranty. While this form/cover sheet is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form/cover sheet. Questions should be addressed to the user's legal, business or tax advisor(s).

RESTATED AND AMENDED ARTICLES OF INCORPORATION

OF

NAERODYNAMICS, INC.

****

The undersigned, acting as incorporator, pursuant to the provisions of the laws of the State of Colorado relating to private corporations, hereby adopts the following Articles of Incorporation:

ARTICLE ONE. (NAME)

The name of the corporation is: NAERODYNAMICS, INC.

ARTICLE TWO. (PURPOSES)

The purposes for which the corporation is organized are to engage in any activity or business not in conflict with the laws of the State of Colorado or of the United States of America, and without limiting the generality of the foregoing, specifically:

I. (OMNIBUS). To have to exercise all the powers now or hereafter conferred by the laws of the State of Colorado upon corporations organized pursuant to the laws under which the corporation is organized and any and all acts amendatory thereof and supplemental thereto.

II. (CARRYING ON BUSINESS OUTSIDE STATE). To conduct and carry on its business or any branch thereof in any state or territory of the United States or in any foreign country in conformity with the laws of such state, territory, or foreign country, and to have and maintain in any state, territory, or foreign country a business office, plant, store or other facility.

III. (PURPOSES TO BE CONSTRUED AS POWERS). The purposes specified herein shall be construed both as purposes and powers and shall be in no wise limited or restricted by reference to, or inference from, the terms of any other clause in this or any other article, but the purposes and powers specified in each of the clauses herein shall be regarded as independent purposes and powers, and the enumeration of specific purposes and powers shall not be construed to limit or restrict in any manner the meaning of general terms or of the general powers of the corporation; nor shall the expression of one thing be deemed to exclude another, although it be of like nature not expressed.

ARTICLE THREE. (CAPITAL STOCK)

The corporation shall have authority to issue an aggregate of SEVEN HUNDRED AND SIXTY MILLION (760,000,000) shares of stock, par value ONE MILL ($0.0001) per share divided into two (2) classes of stock as follows:

a) Non-Assessable Common Stock: Seven Hundred and Fifty Million (750,000,000) shares of Common stock, Par Value One Mill ($0.0001) per share, and b) Preferred Stock: Ten Million (10,000,000) shares of Preferred stock, Par Value One Mill ($0.0001) per share.

All capital stock when issued shall be fully paid and non-assessable. No holder of shares of capital stock of the corporation shall be entitled as such to any pre-emptive or preferential rights to subscribe to any un-issued stock, or any other securities, which the corporation may now or hereafter be authorized to issue.

The corporations capital stock may be issued and sold from time to time for such consideration as may be fixed by the Board of Directors, provided that the consideration so fixed is not less than par value. Holders of the corporation's Common Stock shall not possess cumulative voting rights at any shareholders meetings called for the purpose of electing a Board of Directors or on other matters brought before stockholders meetings, whether they be annual or special.

ARTICLE FOUR. (REVERSED).

ARTICLE FIVE. (DIRECTORS).

The affairs of the corporation shall be governed by a Board of Directors of not more than fifteen (15) or less than one (1) person. The current directors are:

(1) Matt Billington

ARTICLE SIX. (ASSESSMENT OF STOCK).

The capital stock of the corporation, after the amount of the subscription price or par value has been paid in, shall not be subject to pay debts of the corporation, and no paid up stock and no stock issued as fully paid up shall ever be assessable or assessed.

ARTICLE SEVEN. ACQUSITON. On April 4, 2017, the Company agreed to acquire Nate's Essentials and conduct a reverse merger with Nate's Essentials. Nate's Essentials will become a wholly owned subsidiary of Naerodynamics. The acquisition will become effective upon the effective date of the reverse stock split referenced in Article Four.

ARTICLE EIGHT. (PERIOD OF EXISTENCE).

The period of existence of the Corporation shall be perpetual.

ARTICLE NINE. (BY-LAWS).

The Board of Directors shall adopt the initial Bylaws of the corporation. The power to alter, amend, or repeal the By-laws, or to adopt new Bylaws, shall be vested in the Board of Directors, except as otherwise may be specifically provided in the Bylaws.

ARTICLE TEN. (STOCKHOLDERS MEETINGS).

Meetings of stockholders shall be held at such place within or without the State of Colorado as may be provided by the Bylaws of the corporation. The President or any other executive officer of the corporation, the Board of Directors, or any member may call special meetings of the stockholders thereof, or by the record holder or holders of at least ten percent (10%) of all shares entitled to vote at the meeting. Any action otherwise required to be taken at a meeting of the stockholders, except election of directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by stockholders having at least a majority of the voting power.

ARTICLE ELEVEN. (CONTRACTS OF CORPORATION).

No contract or other transaction between the corporation and any other corporation, whether or not a majority of the shares of the capital stock of such other corporation is owned by this corporation, and no act of this corporation shall be any way be affected or invalidated by the fact that any of the directors of this corporation are pecuniarily or otherwise interested in, or are directors or officers of such other corporation. Any director of this corporation, individually, or any firm of which such director may be a member, may be a party to, or may be pecuniarily or otherwise interested in any contract or transaction of the corporation; provided, however, that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors of this corporation, or a majority thereof; and any director of this corporation who is also a director or officer of such other corporation, or who is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of this corporation that shall authorize such contract or transaction, and may vote thereat to authorize such contract or transaction, with like force and effect as if he were no such director or officer of such other corporation or not so interested.

ARTICLE TWELVE. (LIABILITY OF DIRECTORS AND OFFICERS).

No director or officer shall have any personal liability to the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except that this Article Twelve shall not eliminate or limit the liability of a director or officer for (I) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of the Colorado Revised Statutes.

IN WITNESS WHEREOF, The undersigned has hereunto affixed his/her signature at Boulder, CO, this 18th day of May, 2017.

/s/ Nate Steck

Matt Billington

REVISED PLAN OF EXCHANGE

THIS PLAN OF EXCHANGE (the "Agreement") is made and entered into this 29th day of April 2017, by and between Nate's Essentials, Inc., a corporation organized under the laws of the State of Colorado (hereafter "Nate's") and Naerodynamics, Inc., (hereinafter "NDYN"), a corporation organized under the laws of the State of Colorado.

WITNESSETH:

NOW THEREFORE, in consideration of the promises and of the mutual covenants herein contained and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

Paragraph 1: NDYN shall acquire 100% of all the outstanding and issued shares of Nate's:

Paragraph 2: Nate's shall become a wholly owned subsidiary of NDYN

Paragraph 3: The Company shall issue the following shares as part of the acquisition of Nate's as follows:

Shareholder	Nate's Essentials Shares	Common Stock	Series B Preferred Shares
Nate Steck	50,000	0	2,000,000

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written.

Nate's Essentials, Inc.,

DocuSigned by:

FE03E9E6DFBC464

By: Nate Steck

Its: CEO

Naerodynamics, Inc.,

DocuSigned by:

7E97116D8833456

By: Matt Billington

Its: